Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terence Wise, Chief Executive Officer of Forward Industries, Inc. (“Forward”), and Michael Matte, Chief Financial Officer of Forward, do each certify pursuant to 18 U.S.C. §1350 that, to the best of their knowledge:

  Forward’s annual report on Form 10-K for the fiscal year ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forward.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 16th day of December 2015.

/s/ Terence Wise
Terence Wise
Chief Executive Officer
(Principal Executive Officer)

/s/ Michael Matte
Michael Matte
Chief Financial Officer
(Principal Financial and Accounting Officer)